UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2025

PROFUSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41177	86-3437271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 Bancroft Way, Suite A

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (925) 997-6925

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PFSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to the Securities Purchase Agreement Dated February 11, 2025

As previously disclosed in the Current Report on Form 8-K filed by Profusa, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”), the Company entered into a Securities Purchase Agreement, dated February 11, 2025 (the “Purchase Agreement”) with an institutional investor (the “Investor”) providing for the issuance and sale by the Company to the Investor certain senior secured convertible promissory notes (each a “Note” and collectively, the “Notes”) convertible into shares of common stock, par value $0.0001 per share (the “Common Stock”).

On August 25, 2025, the Company entered into Amendment No. 1 (the “SPA Amendment”) to the Purchase Agreement. Pursuant to the SPA Amendment, Section 2.1 of the Purchase Agreement was amended and restated to provide for four tranches of Notes: (i) an initial closing for Notes in an aggregate principal amount of $10,000,000 (the “First Tranche”), which already occurred in July 11, 2025; (ii) a second closing for Notes in an aggregate principal amount of $2,222,222 (the “Second Tranche”) for a purchase price of $2,000,000, subject to the satisfaction of certain conditions including the filing of a registration statement on Form S-1 covering all conversion shares and no Nasdaq listing deficiency; (iii) a third closing for Notes in an aggregate principal amount of $5,555,556 (the “Third Tranche”) for a purchase price of $5,000,000, subject to the satisfaction of certain conditions including the full conversion or repayment of the First Tranche, effectiveness of a registration statement, no Nasdaq listing deficiency, and receipt of stockholder approval; and (iv) a fourth closing for Notes in an aggregate principal amount of $4,444,444 (the “Fourth Tranche”) for a purchase price of $4,000,000, subject to the satisfaction of certain conditions including the full repayment of the First and Second Tranches, at least fifty percent (50%) repayment or conversion of the Third Tranche, effectiveness of a registration statement, and no Nasdaq listing deficiency. The Amendment supersedes and replaces all prior provisions relating to “Additional Closings” and “Additional Notes,” and all references to such terms in the Purchase Agreement and related documents are to be construed in accordance with the new tranche structure.

The foregoing description of Amendment No. 1 to the Securities Purchase Agreement is a summary only and does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA Amendment a, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Amendment to Senior Secured Convertible Promissory Note Dated February 11, 2025

 As previously disclosed in the Current Report on Form 8-K filed by Profusa, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on February 18, 2025, in connection with the closing of the First Tranche, the Company entered into a Senior Secured Convertible Promissory Note, dated February 11, 2025 (the “Note”) with an institutional investor (the “Investor”) pursuant to the Purchase Agreement.

On August 25, 2025, the Company entered into Amendment No. 1 (the “Note Amendment”) to the Note. The Note Amendment modifies the terms of the Note, specifically amending Section 4(b) to revise the conversion price provisions on any conversion date to be the lower of (i) the Conversion Price on such date and (ii) ninety-five percent (95%) of the lowest daily volume weighted average price (“VWAP”) for the Company’s common stock during the ten consecutive trading days immediately preceding the applicable conversion date (the “Alternate Conversion Price”), provided that in no event shall the conversion price be less than the Floor Price of twenty percent (20%) of the closing sale price of the common stock on the principal trading market on the trading day immediately preceding the Amendment’s effective date, which is August 22, 2025.

The foregoing description of Amendment No. 1 to the Senior Secured Convertible Promissory Note, and the Form of Amended Senior Secured Convertible Promissory Note, is a summary only and does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Amendment and Form of Senior Secured Convertible Promissory Note (as amended), copies of which is filed herewith as Exhibit 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit	Description
10.1	Amendment No. 1, dated August 25, 2025, to the Securities Purchase Agreement, dated February 11, 2025, by and among Profusa, Inc. and Ascent Partners Fund LLC.
10.2	Amendment No. 1, dated August 25, 2025, to the Senior Secured Convertible Promissory Note issued by Profusa, Inc. on February 11, 2025, for the benefit of Ascent Partners Fund LLC.
10.3	Form of Amended Senior Secured Convertible Promissory Note.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2025	Profusa, Inc.

	By:	/s/ Ben Hwang
	Name:	Ben Hwang
	Title:	Chief Executive Officer

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